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                                                            Exhibit 99.B-2(A)(i)
                                                                          PAGE 1

                                    DELAWARE

                                 THE FIRST STATE

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STATUTORY TRUST REGISTRATION OF "ING GLOBAL DIVIDEND AND INCOME FUND", FILED IN THIS OFFICE ON THE FIRST DAY OF APRIL, A.D. 2004, AT 9:58 O'CLOCK A.M.


[SEAL]                                 /s/Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State
3784883 8100                            AUTHENTICATION: 3027215

040239670                                          DATE: 04-01-04

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                                                         STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                   DELIVERED 10:02 AM 04/01/2004
                                                     FILED 09:58 AM 04/01/2004
                                                   SRV 040239670 - 3784883 FILE

                              CERTIFICATE OF TRUST

                                       of

                       ING GLOBAL DIVIDEND AND INCOME FUND
                           a Delaware Statutory Trust

     This Certificate of Trust of ING GLOBAL DIVIDEND AND INCOME FUND (the "Fund"), dated as this 1st day of April, 2004, is being duly executed and filed in order to form a statutory trust pursuant to the Delaware Statutory Trust Act (the "Act"), Del. Code Ann. tit. 12, Sections 3801-3822.

     NAME. The name of the statutory trust formed hereby is:

                       ING GLOBAL DIVIDEND AND INCOME FUND

     REGISTERED OFFICE AND REGISTERED AGENT. Prior to or within 180 days following the first issuance of beneficial interests, the Fund will be or become a registered investment company under the Investment Company Act of 1940, as amended. Therefore, in accordance with Section 3807(b) of the Act, the Fund has and shall maintain in the State of Delaware a registered office and a registered agent for service of process.

     REGISTERED OFFICE. The registered office of the Fund in Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

     REGISTERED AGENT. The registered agent for service of process on the Fund in Delaware is The Corporation Trust Company.

     IN WITNESS WHEREOF, the undersigned, being the sole Trustee of the Fund, does hereby make and enter into this Certificate of Trust as of the date first above written.


                                                /s/William H. Rivoir III
                                                --------------------------------
                                                William H. Rivoir III
                                                7337 East Doubletree Ranch Road
                                                Scottsdale, AZ 85258